Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-265976), on Form S-1 (No. 333-261640) and on Form S-8 (No. 333-261701) of iSpecimen Inc. of our report dated March 21, 2023, relating to the financial statements of iSpecimen Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
March 21, 2023